UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2023

Data Storage Corporation

(Exact name of registrant as specified in charter)

Nevada	001-35384	98-0530147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices and zip code)

(212) 564-4922

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Data Storage Corporation (the “Company”) will be holding its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on September 13, 2023. The Company intends to deliver the proxy materials in connection with the Annual Meeting on or about August 4, 2023. Stockholders who intend to present proposals for inclusion in the proxy materials for the Annual Meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) must ensure that such proposals are received by the Company, in writing at 48 South Service Road, Melville, New York 11747 no later than July 27, 2023 and must furthermore comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders who intend to present proposals for director nominations or any other proposal at the Annual Meeting must provide notice in writing to the Corporation at 48 South Service Road, Melville, New York 11747 no later than July 27, 2023 to be considered timely. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 30, 2023.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2023	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer